For Immediate Release

Crown Media to Acquire Hallmark Entertainment Film Assets

Unites Hallmark Entertainment’s High-Quality, Family-Oriented Content with
Crown Media’s Global Distribution

Crown Media Will Gain Control of Valuable Film Assets and Gain Programming
Flexibility

Increased Revenue Opportunities through Library Sales and Interactive
Distribution

GREENWOOD VILLAGE, Colo. and NEW YORK —April 12, 2001 — Crown Media Holdings, Inc. (Nasdaq: CRWN) (AEX: CRWN) (“Crown Media” or the “Company”) and Hallmark Entertainment, Inc. (“HEI”) today announced that Hallmark Entertainment Distribution, LLC, (“HED”) a wholly-owned subsidiary of HEI, and Crown Media have entered into a definitive agreement under which Crown Media will acquire approximately 700 titles from the film library of HED. The closing of the purchase of the film library assets is subject to a number of conditions, including stockholder approval, and is expected to occur by the end of June 2001.

Under the terms of the agreement, Crown Media will assume $220 million of HEI debt and payables, and issue shares of its Class A common stock based upon the average closing prices of Crown Media Class A common stock from November 6, 2000 to the closing of this transaction, subject to a collar. If the average Crown Media closing price is $17.00 or less, HED will receive 35,294,118 shares of Class A common stock; if the Crown Media average closing price is $18.70 or greater, HED will receive 32,085,562 shares; and if the average closing price is more than $17.00 but less than $18.70, HED will receive the number of shares equal to $600 million divided by the average stock price. Based on the average closing prices from November 6, 2000 to April 10, 2001, Crown Media would issue 33,169,794 shares of Class A common stock, and the value of the stock based on this average price would be $600 million, resulting in a total purchase price of approximately $820 million.

David Evans, President and CEO of Crown Media Holdings, commented, “Marrying this phenomenal content with our global distribution opens up numerous opportunities for Crown Media to expand its business, especially as we look to complete the global rebranding of the Hallmark Channel on August 6. With the increased flexibility as to how we use the programming, we can not only enhance the programming schedules on our own channels, but we can also derive a new revenue stream for the Company by licensing the programming we are not using to third parties looking to enhance their own programming schedules.”

Robert Halmi, Jr., Chairman of Crown Media Holdings, added, “This transaction gives us the ability to exploit new distribution areas such as the interactive television marketplace. Earlier this year we began beta testing Crown Interactive, our interactive television model, in Singapore. Currently, the model allows consumers to view, on demand, select titles that we have under license from HED, but eventually users will also be able to interact with the content. With the interactive distribution rights to approximately 700 titles we can substantially enhance the offerings and revenue potential of Crown Interactive as we begin to roll it out to other markets over the course of the year.”

High-Quality, Family-Friendly Programming

The HED library is a vast collection of high-quality family programming and includes over 1,100 titles with more than 4,000 hours of programming. Programs contained in the HED library include eight of the 10 most highly rated made-for-television movies for the 1993 through 1999 television seasons based on AC Nielson ratings and have won more than 110 Emmy Awards, Golden Globe Awards and Peabody Awards. Crown Media currently licenses all of the programming in the HED library through a five-year programming agreement. Under the terms of the agreement with HED, Crown Media will acquire approximately 700 titles from the HED library.

HEI produces approximately 40 to 50 movies each year, and Crown Media will continue to have access to all new films produced on or after January 1, 2001 under existing program agreements with amendments. In addition, as part of its plans to increase the amount of original programming on its channels, Crown Media intends to purchase a number of “Made for Crown Media” programs from HEI in 2001.

Mr. Evans concluded, “Between the increased revenue from the licensing fees we can generate on the content we don’t use for our own channels, the revenue potential of Crown Interactive, and the cash savings we can achieve with our programming expenses, this transaction will provide significant value to Crown Media and our shareholders in the long-term.”

Transaction Details

Crown Media will acquire HED’s rights in approximately 700 titles in the HED library representing over 3,000 hours of programming. Crown Media will acquire the films subject to any contractual rights entered into prior to January 1, 2001, and HED will continue to receive license and other revenues from contracts entered into prior to January 1, 2001. Crown Media will receive all license and other revenues from all contracts on and after January 1, 2001 with respect to the films.

In connection with the acquisition of the films, Crown Media will enter into a service agreement with HEI providing for services related to the administration, distribution and other exploitation of the acquired films. The existing program agreements of Crown Media’s subsidiaries with HED will be amended to, among other things, exclude the acquired films and extend the term for the remaining films and new production until June 2006.

The Crown Media Board appointed a Committee of independent directors to consider, evaluate and negotiate this transaction. The Committee consists of five directors independent of HEI. The Committee engaged Salomon Smith Barney as its financial adviser to assist with the transaction. Crown Media will present the proposed transaction to the stockholders at the 2001 annual meeting, scheduled to be held in June 2001. The transaction must be approved by a majority of the voting power held by stockholders not affiliated with HEI. Currently, Hallmark Cards and HEI own approximately 31 million shares of Crown Media, or approximately 47% of the shares outstanding, which control approximately 90% of the voting power. Upon the completion of the transaction, Hallmark Cards, HEI and HED will own approximately 63 million shares of Crown Media, or approximately 65% of the shares outstanding, which control approximately 90% of the voting power.

About Hallmark Entertainment, Inc.

Hallmark Entertainment is one of the world’s leading producers and distributors of mini-series and television movies. It is a subsidiary of Hallmark Cards, Inc.

About Hallmark Cards, Inc.

With annual revenues of $4.3 billion, Hallmark is known throughout the world for its greeting cards and related personal expression products. The company’s Hallmark Entertainment, Inc. subsidiary is the world’s leading producer of movies and mini-series for television; its Binney & Smith subsidiary, maker of Crayola crayons, is the leading producer of art materials for children and students.

About Crown Media Holdings, Inc.

Crown Media Holdings, Inc. owns and operates pay television channels dedicated to high quality broad appeal entertainment programming. The Company currently operates and distributes two cable channels: Odyssey Network/the Hallmark Channel in the U.S. and the Hallmark Channel in more than 100 international markets. The combined channels have more than 65 million subscribers worldwide.

SEC Matters

In connection with the transaction described above, Crown Media will be filing a proxy statement with the Securities and Exchange Commission. Stockholders of Crown Media are urged to read the proxy statement when it becomes available because it will contain important information regarding this transaction. Investors and shareholders may obtain a free copy of the proxy statement when it becomes available at the SEC’s website at www.sec.gov.

Crown Media, its Board of Directors, executive officers and employees, and certain other persons, may be deemed to be participants in the solicitation of proxies of Crown Media stockholders to approve the transaction for the films. These individuals may have interests in the transaction, including as a result of holding options or shares of Crown Media. Information concerning these individuals and their interests in the transaction and the participants in the solicitation will be contained in the proxy statement to be filed with the Securities and Exchange Commission in connection with the proposed transaction.

Forward-looking Statements

Statements contained in this press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management’s current expectations, estimates and projections. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements. Such risks and uncertainties include: competition for distribution of channels, viewers, advertisers, and the acquisition of programming; fluctuations in the availability of programming; fluctuations in demand for the programming Crown Media airs on its channels; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the Risk Factors stated in the Company’s 10-K Report for the year ended December 31, 2000. Crown Media Holdings is not undertaking any obligation to release publicly any updates to any forward looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

                       For additional information at Crown Media, please contact:

Investor Relations: Mary Ellen Adipietro Lippert/Heilshorn & Associates 212-838-3777 mary@lhai.com	Media: Don Ciaramella The Lippin Group 212-986-7080 don@lippingroup.com Elissa Grabowski Lippert/Heilshorn & Associates elissa@lhai.com

                       For additional information at Hallmark Cards, please contact:

Steve Doya Hallmark Cards 816-274-4314 sdoyal2@hallmark.com